Exhibit 99.1

Xtant Medical Announces Second Quarter 2020 Financial Results

BELGRADE, MT, August 3, 2020 – Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, today reported financial and operating results for the second quarter ended June 30, 2020.

Second Quarter 2020 Financial Highlights:

●	Revenue for the second quarter of 2020 was $10.5 million, compared to $15.3 million for the prior-year period

●	Operating expenses in the second quarter of 2020 were $6.9 million, compared to $10.5 million for the prior-year period

●	Net loss incurred in the second quarter of 2020 was $2.5 million, compared to a net loss of $1.9 million for the prior-year period

●	Adjusted EBITDA for the second quarter of 2020 was $0.7 million, compared to $1.1 million for the prior-year period

“We are pleased with our second-quarter revenue performance primarily reflecting a rebound in spinal elective procedure volumes in June following sharp declines at the start of the COVID-19 pandemic,” said Sean Browne, President and CEO. “Our early actions to reduce expenses enabled us to conserve cash and rightsize our cost structure during this uncertain environment. Going forward, we believe operating as a leaner organization and improving our overall efficiencies will allow us to live our mission of ‘honoring the gift of donation, so our patients can live as full a life as possible.’”

COVID-19 Response Update

As previously announced, Xtant Medical identified four areas to maintain business continuity and emerge from the COVID-19 pandemic in a position of strength. We are committed to 1) Keeping our employees safe and healthy, (2) Conserving Cash, (3) Optimizing our production and thereby improving our inventory position, and (4) Improve our overall operational efficiency.

Second Quarter 2020 Financial Results

Total revenue for the three months ended June 30, 2020 was $10.5 million, which represents a decrease of 31.1% compared to $15.3 million in the same quarter of the prior year. The decrease in revenue is attributed primarily to the impact of COVID-19 and the sudden drop in elective procedures beginning in early March as result of the pandemic. Management anticipates that the current pandemic will impact revenue for the remainder of 2020.

Gross margin for the second quarter of 2020 was 62.2%, compared to 64.9% for the same period in 2019.

Operating expenses for the second quarter of 2020 were $6.9 million, compared to $10.5 million for the second quarter of 2019. The decrease was primarily due to a reduction in sales commissions, reduced salaries and wages, lower legal and consulting fees, reduced executive recruiting fees, and reduced legal settlement expenses, partially offset by additional stock-based compensation expense during the current year period.

Second quarter 2020 net loss was $2.5 million, or $0.19 per share, compared to second quarter 2019 net loss of $1.9 million, or $0.15 per share.

Adjusted EBITDA for the second quarter of 2020 was $0.7 million compared to $1.1 million for the same period in 2019. The Company defines Adjusted EBITDA as net income/loss from operations before depreciation, amortization and interest expense and provision for income taxes, and as further adjusted to add back in or exclude, as applicable, non-cash special charges, provision for losses on inventory and accounts receivable, non-cash compensation, change in warrant derivative liability, separation related expenses, and litigation settlement reserves. A calculation and reconciliation of Adjusted EBITDA to net loss can be found in the attached financial tables.

Conference Call

Xtant Medical will host a webcast and conference call to discuss the second quarter 2020 financial results on Monday, August 3, 2020 at 4:30 PM ET. To access the webcast, Click Here. To access the conference call, dial 877-407-6184 within the U.S. or 201-389-0877 outside the U.S. A replay of the call will be available at www.xtantmedical.com, under “Investor Info.”

About Xtant Medical Holdings, Inc.

Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity and degenerative procedures. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Cautionary Statement Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as ‘‘expects,’’ ‘‘anticipates,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ “continue,” “future,” ‘‘will,’’ “potential,” “going forward,” similar expressions or the negative thereof, and the use of future dates. Forward-looking statements in this release include the Company’s expectations that by operating as a leaner organization and improving its overall efficiencies it will be well-positioned to manage near-term challenges and that the current pandemic will impact revenue for the remainder of 2020. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: risks and uncertainities surrounding the debt restructuring transactions, including without limitation, the Company’s ability to consummate the restructuring transactions and to do so on a timely basis and its ability to maintain the listing of its common stock on the NYSE American; effect of the COVID-19 pandemic on the Company’s business, operating results and financial condition; the Company’s future operating results and financial performance; the ability to increase or maintain revenue; the ability to remain competitive; the ability to innovate and develop new products; the effect of management changes and the ability to engage and retain qualified personnel; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product liability claims and other litigation to which the Company may be subject; the effect of product recalls and defects; timing and results of clinical studies; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; the ability to service Company debt, comply with its debt covenants and access additional indebtedness; the ability to obtain additional financing and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission (SEC) on March 5, 2020 and subsequent SEC filings by the Company, including without limitation its most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 anticipated to be filed with the SEC. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact

David Carey

Lazar FINN

Ph: 212-867-1762

Email: dcarey@finnpartners.com

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value)

	As of June 30, 2020	As of December 31, 2019

ASSETS
Current Assets:
Cash and cash equivalents	$3,019	$5,237
Trade accounts receivable, net of allowance for credit losses of $728 and doubtful accounts of $500, respectively	7,583	10,124
Inventories	19,888	16,101
Prepaid and other current assets	899	784
Total current assets	31,389	32,246

Property and equipment, net	4,256	4,695
Right-of -use asset, net	1,898	2,100
Goodwill	3,205	3,205
Intangible assets, net	486	515
Other assets	432	394
Total Assets	$41,666	$43,155

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$3,072	$2,188
Accrued liabilities	5,894	6,632
Current portion of lease liability	408	394
Current portion of financing lease obligations	101	176
Total current liabilities	9,475	9,390
Long-term Liabilities:
Lease liability, less current portion	1,518	1,726
Long-term debt, plus premium and less issuance costs	77,531	76,244
Total Liabilities	88,524	87,360

Stockholders’ Equity (Deficit)
Preferred stock, $0.000001 par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.000001 par value; 75,000,000 shares authorized; 13,223,565 shares issued and outstanding as of June 30, 2020 and 13,161,762 shares issued and outstanding as of December 31, 2019	-	-
Additional paid-in capital	181,412	179,061
Accumulated deficit	(228,270)	(223,266)
Total Stockholders’ Equity (Deficit)	(46,858)	(44,205)

Total Liabilities & Stockholders’ Equity (Deficit)	$41,666	$43,155

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except number of shares and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue
Orthopedic product sales	$10,493	$15,197	$25,227	$31,883
Other revenue	36	74	80	114
Total revenue	10,529	15,271	25,307	31,997

Cost of sales	3,979	5,365	9,144	11,278
Gross profit	6,550	9,906	16,163	20,719

Gross profit %	62.2%	64.9%	63.9%	64.8%

Operating expenses
General and administrative	2,931	4,187	7,250	8,664
Sales and marketing	3,895	6,072	10,309	12,814
Research and development	111	210	353	472
Total operating expenses	6,937	10,469	17,912	21,950

Loss from operations	(387)	(563)	(1,749)	(1,231)

Other (expense) income
Interest expense	(2,054)	(1,301)	(3,163)	(3,319)
Other (expense) income	-	(53)	-	(143)
Total Other (Expense)	(2,054)	(1,354)	(3,163)	(3,462)
Net Loss Before Provision for Income Taxes	(2,441)	(1,917)	(4,912)	(4,693)

Provision for income taxes
Current and deferred	(23)	(22)	(45)	(45)
Net Loss	$(2,464)	$(1,939)	$(4,957)	$(4,738)

Net loss per share:
Basic	$(0.19)	$(0.15)	$(0.38)	$(0.36)
Dilutive	$(0.19)	$(0.15)	$(0.38)	$(0.36)

Shares used in the computation:
Basic	13,223,565	13,161,762	13,199,455	13,166,136
Dilutive	13,223,565	13,161,762	13,199,455	13,166,136

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Six Months Ended June 30,
	2020	2019
Operating activities:
Net loss	$(4,957)	$(4,738)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,153	1,559
(Gain) loss on disposal of fixed assets	(118)	92
Non-cash interest	3,149	3,272
Non-cash rent expense	8	11
Stock-based compensation	489	161
Provision for reserve on accounts receivable	204	232
Provision for excess and obsolete inventory	377	518

Changes in operating assets and liabilities:
Accounts receivable	2,290	1,403
Inventories	(4,164)	955
Prepaid and other assets	(153)	242
Accounts payable	884	(3,481)
Accrued liabilities	(738)	728
Net cash (used in) provided by operating activities	(1,576)	954
Investing activities:
Purchases of property and equipment	(673)	(211)
Proceeds from sale of fixed assets	106	163
Net cash used in investing activities	(567)	(48)
Financing activities:
Payments on financing leases	(75)	(277)
Costs associated with Second Amended and Restated Credit Agreement	-	(108)
Net cash used in financing activities	(75)	(385)

Net change in cash and cash equivalents	(2,218)	521
Cash and cash equivalents at beginning of period	5,237	6,797
Cash and cash equivalents at end of period	$3,019	$7,318

XTANT MEDICAL HOLDINGS, INC.

CALCULATION OF NON-GAAP CONSOLIDATED EBITDA AND ADJUSTED EBITDA

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Net Loss	$(2,464)	$(1,939)	$(4,957)	$(4,738)

Other expense	1	56	6	131
Depreciation and amortization	468	783	1,153	1,559
Interest expense	2,054	1,301	3,163	3,319
Tax expense	23	22	45	45
Non-GAAP EBITDA	82	223	(590)	316

Non-GAAP EBITDA/Total revenue	0.8%	1.5%	-2.3%	1.0%

NON-GAAP ADJUSTED EBITDA CALCULATION
Provision for losses on accounts receivable	66	138	204	232
Provision for excess and obsolete inventory	346	365	377	518
Non-cash compensation	219	39	489	161
Change in warrant derivative liability	(1)	(3)	(7)	12
Separation-related expenses	-	(15)	749	(37)
Field action expenses	-	125	-	125
Litigation reserve	-	270	-	800
Non-GAAP Adjusted EBITDA	$712	$1,142	$1,222	$2,127

Non-GAAP Adjusted EBITDA/Total revenue	6.8%	7.5%	4.8%	6.6%